Exhibit 99.4

PRINT SERVICES AGREEMENT

BETWEEN

THE STANDARD REGISTER COMPANY

AND

EXPED, LLC

APRIL 21, 2007

PRINT SERVICES AGREEMENT

This PRINT SERVICES AGREEMENT ("Agreement"), dated as of April 21, 2007 (the "Effective Date"), is between THE STANDARD REGISTER COMPANY, an Ohio corporation ("Standard" or "SRC"), with its principal place of business located at 600 Albany Street, Dayton, Ohio 45408-1442, and EXPED, LLC, an Ohio limited liability company, on its own behalf and on behalf of its Affiliates ("Client"), with its principal place of business located at 6450 Sand Lake Drive, Dayton, OH 45414. Standard and Client shall sometimes be referred to individually as a "Party" and collectively as the "Parties" in this Agreement.

PRELIMINARY STATEMENT

The Parties desire to enter into this Agreement pursuant to which Standard will provide Client and its Affiliates a full spectrum of innovative print services.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS; GENERAL OBLIGATIONS

1.1.

DEFINED TERMS.  In addition to the defined terms as otherwise contained in this Agreement, the Schedules and Statements of Work, the following terms shall have the meanings herein specified unless the context otherwise requires.  Defined terms herein shall include in the singular number, the plural, and in the plural, the singular.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"Business Day" shall mean any day on which Standard is open for business at its corporate headquarters in Dayton, Ohio.

“Channel Partner Agreement”  means Channel Partner and Referral Agreement dated as April 21, 2007 between ExpeData and Standard.

"Client Electronic Data" shall mean any electronic information that is owned by Client and that Client has furnished to Standard pursuant to this Agreement or any Order Information.

"Contract Year" shall mean each twelve (12) month time period beginning on the Effective Date of this Agreement.

“Digital Paper Products” shall mean “Digital Paper Products” as defined in the Channel Partner Agreement.

"Documentation" shall mean specifications, end-user training documentation and other written information regarding the Goods and Services that may be provided to Client by Standard with respect to the Goods and Services and according to which the Goods will functionally conform.

"Electronic Files" shall mean any electronic files developed or created by Standard with any Client Electronic Data.

"Facility" shall mean any building or facility to the extent owned, leased or otherwise controlled by a Party where any obligation under this Agreement is to be performed.

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"Goods" shall mean the Optional Goods, Required Goods, supplies and any other goods which Client may purchase from Standard under this Agreement, and which are more fully described in the applicable Schedules, Statements of Work and Purchase Orders.

"Losses" shall mean all losses, liabilities, damages, and claims, and all costs and expenses relating to such losses, liabilities, damages, and claims (including without limit costs of investigation, litigation, settlement, judgment and interest and reasonable attorney fees).

“Optional Goods” shall mean the printed goods, supplies and any other goods which Client may purchase from Standard under this Agreement, and which are more fully described in the applicable Schedules, Statements of Work and Purchase Orders.

"Person" shall mean any natural person, corporation, business trust, association, partnership, limited liability company, joint venture, political entity or political subdivision thereof.

"Personnel" shall mean the officers and employees of any Party.

"Purchase Order(s)" or "Order(s)" shall mean any written (electronic or otherwise) order(s) issued by Client to Standard under a Schedule or Statement of Work for the specific purchase of Goods or Services.

“Required Goods” shall mean the Digital Paper Products that are not (i) printed by Client on its own digital presses and/or (ii) printed by Client’s customers for their own use

 "Schedule(s)" shall mean any Schedule which is now or hereafter attached to this Agreement, and pursuant to which Standard shall provide Goods and/or Services to Client.

"Service Level Agreement(s)" or "SLA(s)" shall mean such specific performance metric agreements which have been mutually agreed upon between the Parties and pursuant to which Standard's production of the Goods or the rendering of the Services shall be measured.

"Services" shall mean collectively or individually, the services and tasks which Standard will render on behalf of Client under this Agreement, and which are more fully described in the applicable Schedules, Statements of Work and Purchase Orders.

"Statement(s) of Work" or "SOW(s)" shall mean any order entered into between the Parties under a Schedule and which shall set forth in detail the purchase terms and conditions pursuant to which the Goods and/or Services shall be produced and rendered including, without limitation, the specifications, delivery dates and charges for the Goods and Services.

"Subcontractor" shall mean an independent Third Person that has been engaged by Standard to perform some or all of its obligations to be performed under this Agreement.

"Third Person" shall mean a Person that is not a Party to this Agreement.

1.2.

BUSINESS MANAGERS.  Each Party will designate an individual to serve as its "Business Manager" under this Agreement.  Subject to the Operations Managers’ responsibilities for local operations under Section 1.3, each Party’s Business Manager will serve as the principal point of accountability for coordinating and managing that Party’s obligations.  Either Party may assign a replacement individual to serve as a Business Manager from time to time, provided that the Party assigning a replacement gives thirty (30) days’ advance notice (or as much advance notice as is possible under the circumstances, if less than thirty (30) days) of the replacement individual and obtains the other Party’s consent to the replacement, which consent shall not be unreasonably withheld.

1.3.

OPERATIONS MANAGERS.  Each Party will also designate one or more individuals to serve as its local "Operations Managers" under this Agreement.  Each Operations Manager’s primary responsibilities will be to support the Business Managers and facilitate relationship effectiveness and problem resolution.  Issues that cannot be resolved by an Operations Manager may be escalated by either Party to the Business Managers.  Either Party may assign a replacement individual to serve as an Operations Manager from time to time, provided that the Party assigning a replacement gives thirty (30) days’ advance notice (or as much advance notice as is possible under the

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circumstances, if less than thirty (30) days) of the replacement individual and obtains the other Party’s consent to the replacement, which consent shall not be unreasonably withheld.

1.4.

COOPERATION.  Each Party and its Affiliates will reasonably cooperate with the other Party and its Affiliates in connection with its obligations under this Agreement. Such cooperation will include informing the other Party of all management decisions that the Party reasonably expects to have a material effect on the obligations required to be performed by that Party under this Agreement.

1.5.

STANDARD PERSONNEL AND SUBCONTRACTORS.  While at a Client Facility, Standard’s Personnel and Subcontractors will conduct themselves (including attire) in a business-like and professional manner and will comply with Client’s reasonable requests, rules and regulations regarding personal conduct, including all safety and security rules and regulations of which Standard has been notified. Client may, upon giving written notice to Standard, require Standard to reassign, replace or remove any individual or Subcontractor performing services under this Agreement when Client determines that the performance of such individual or Subcontractor is such that it has an adverse impact on Client. Standard will, on receipt of such written notice, begin diligent efforts to address Client’s concerns. If Standard has not, in Client’s reasonable determination, addressed Client’s concerns within thirty (30) days from date of notice, Standard will reassign, replace or remove such individual or Subcontractor and complete such reassignment, replacement or removal as soon as practicable at no cost to Client.  In addition, Client may, on giving written notice to Standard, and at no cost to Client, require the immediate removal of any Standard Personnel who has violated any safety or security rules or regulations, or any other policies or procedures, of Client of which Client has made Standard aware, violated any laws or regulations in the course of performing services under this Agreement or breached any of the confidentiality or no-hire provisions of this Agreement.

1.6.

SUBCONTRACTORS.

(a)

Generally.  Standard may engage Subcontractors to produce some or all of the Goods and perform some or all of the Services to be produced and performed by Standard under this Agreement; provided, however, Standard will remain fully responsible for the work and activities of its Subcontractors, and will ensure the compliance of all Subcontractors with the terms of this Agreement (including ensuring that the Subcontractors comply with the insurance requirements set forth in this Agreement).

(b)

Subcontractor Reviews.  The Parties will review, at Client's request, the performance of any Subcontractor that has been engaged by Standard to produce any Goods or perform any Services under this Agreement.

1.7.

ACCESS TO FACILITIES.  Each Party will grant the other Party access during normal business hours (and, to the extent reasonably necessary, outside normal business hours) to that Party’s Facilities (including appropriate equipment and systems located at such Facilities) as is reasonably necessary for the other Party to perform the activities contemplated by this Agreement.

1.8.

DELIVERY.

Standard shall deliver the Required Goods and any Optional Goods in accordance with purchase orders submitted by ExpeData from time to time.  Each Purchase Order, including quantities of goods, shipping instructions and delivery date(s) shall be binding upon Standard  and shall be deemed to constitute a part of this Agreement as if fully set forth herein.  In the event that reasonable delivery or production requirements on a print order cannot be met by Standard, Client can, with two business days notice to, and after consultation with Standard, send the order to another third party for production.  It is anticipated that these orders will occur on an exception basis and that the parties will work together in order to minimize the occurrence of this category of orders.  Price is specifically excluded as a reason for these exceptions.

ARTICLE II.
CHANGE CONTROL

2.1.

GENERAL.  All changes to this Agreement ("Changes") will be made through the change control process described in this Article II.  The Parties agree that (i) no Change which is reasonably expected to affect the function or performance of any Good or Service will be implemented without prior written approval of both Parties; (ii) all Changes will be implemented in accordance with an amendment that is mutually acceptable to both Parties; and (iii) all approved Changes will be formalized by a change order ("Change Order") document executed by both Parties.

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2.2.

REQUESTS FOR CHANGES.  All requests for Changes by a Party will be communicated in writing by that Party’s Business Manager to the other Party’s Business Manager.  Any request for Changes will include the following information: (i) a detailed description of the Change requested; (ii) the business, technical and financial justification for the Change; (iii) the price and capital costs (if separate) associated with the Change; (iv) the projected schedule and timing  for the Change; (v) the priority of the Change; and (vi) if known at the time the Change request is made, the change in pricing under this Agreement, if any, resulting from such Change.

2.3.

CHANGE DOCUMENTATION.  Within five (5) Business Days (or such longer period as is mutually agreed) after receiving a request from Client for a Change (or if Standard desires to initiate a Change request), Standard will prepare and provide to Client a document summarizing the effect, if any, of the proposed Change on (i) the scope of the Goods, Services, Schedules or Service Levels; (ii) Client’s obligations; and (iii) the budget or price for the Change.  In addition, Standard will inform Client in such document regarding any other business impact Standard believes to be relevant to Client’s evaluation of the Change Order. Within ten (10) business days after receiving such information, Client will approve, reject, or (in the case of change requests initiated by Client) withdraw the request for the Change. Client’s failure to approve, reject or withdraw the request within the applicable time period will be deemed a withdrawal or rejection of the request.

ARTICLE III.
GOODS, SERVICES

3.1.

GOODS AND SERVICES.  Client shall, during the Initial Term of this Agreement, purchase all of its requirements of the Required Goods as described in the applicable Schedules from Standard, for sale in North America and at Client’s option, may purchase the Optional Goods and Services from Standard.    With respect to the Required Goods, during the Initial Term, this is a requirements contract.  Accordingly, during the Initial Term, Standard shall be Client’s exclusive third party printer of the Digital Paper Products in North America. During any Renewal Term (as defined in Section 11.2), there will no longer be any Required Goods and the Goods defined as Required Goods during the Initial Term shall be deemed to be Optional Goods.  Standard shall produce the Goods and perform the Services as ordered by Client in accordance with (i) their general and special specifications (the "Specifications"), (ii) any applicable Service Level Agreements, and (iii) any special requirements as agreed upon between the Parties and as set forth in the Schedules or Statements of Work (the "Special Requirements").  The Specifications, Service Level Agreements and Special Requirement for any Goods or Services purchased by Client from Standard under the terms of this Agreement shall hereinafter be referred to collectively as the "Goods and Services Requirements".

3.2.

ORDERING.  Client shall, during the Term of this Agreement, order the Goods and Services by issuing to Standard a signed SOW or Order.  Each SOW or Order shall specify the description, quantity, purchase prices and fees, Special Requirements, if any, delivery dates, shipping terms and any additional terms as mutually agreed upon between the Parties for the Goods and/or Services ordered by Client from Standard (collectively, the "Order Terms").

3.3.

SHIPPING, TITLE AND RISK OF LOSS.  Client shall select one of the following options for shipping the Goods (the "Shipping Options") from Standard’s Facility (the "Shipping Point") to Client’s delivery location ("Destination Point"):

(a)

Collect Terms.  Client shall select and pay the carrier and process all in transit damages claims.  Title to and risk of loss or damage in transit to the Goods shall pass to Client when the Goods are delivered to the carrier at the Shipping Point (F.O.B. Shipping Point).  Client will handle all tracing, tracking and other carrier-related issues.  Standard will select the carrier if not selected by Client. Except as may be otherwise provided in the Schedules, title to the Goods will transfer to Client when the Goods are delivered to the carrier.

(b)

Prepaid Terms.  Standard shall select and pay the carrier and process all in transit damage claims.  Transportation will be built into the price of the Goods. There will be no separate line item charge for transportation.  Standard shall bear the risk of loss or damage in transit to the Goods until the Goods are delivered to the Destination Point (F.O.B. Destination). Standard will handle all tracing, tracking and other carrier-related issues.  Except as may be otherwise provided in the Schedules, title to the Goods will transfer to Client when the Goods are delivered to the Destination Point.

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(c)

Prepay and Charge Terms.  Standard shall select and pay the carrier and process all in transit damage claims.  Client shall pay Standard a freight charge for the Goods shipped by Standard in an amount equal to: (i) for shipments not discounted by the carrier, the current catalog or tariff rates as published by the carrier, plus any additional charges imposed by the carrier, or (ii) for shipments discounted by the carrier, a rate as determined by Standard, which rate may be higher than the rate paid by Standard, but no more than the current catalog or tariff rate as published by the carrier because Standard’s level of discount is based upon its total volume of its shipments with the carrier, including intra-company shipments and shipments to other customers. Standard shall bear the risk of loss or damage in transit to the Goods until the Goods are delivered to the Destination Point (F.O.B. Destination).  Standard will handle all tracing, tracking and other carrier-related issues.  Except as may be otherwise provided in the Schedules, title to the Goods will transfer to Client when the Goods are delivered to the Destination Point.

(d)

Special Shipments.  Client shall pay any special freight charges for any partial shipments, air express shipments or other expedited shipments of the Goods ("Special Shipments") unless the need for such Special Shipment is caused by Standard’s failure to delivery conforming Goods in a timely fashion. The Prepay & Charge terms as shown above shall apply to any Special Shipments unless Client has selected the Collect Terms for its Special Shipments.

Standard shall not be liable to Client for any damages or losses incurred by Client as a result of delays in delivery of the Goods caused by the carrier.

3.4.

ACCEPTANCE OF GOODS AND SERVICES.  Acceptance of the Goods and Services if any, shall occur when the Goods have been satisfactorily delivered, inspected, installed and the Services have been fully performed and the Goods and Services meet applicable performance criteria, if applicable.  Client shall inspect and notify Standard, in writing, within forty-five (45) days from the date the Goods, and/or Services have been received, whether Client has rejected the Goods or Services (the "Acceptance Period").  Any Goods or Services that have not been rejected by Client in writing during the Acceptance Period shall be deemed to have been accepted by Client.  Client's acceptance of the Goods and/or Services shall not be construed as evidence that the Goods or Services do, in fact, conform in all respects with the Goods and Services Requirements or a waiver of Standard's warranty obligations as contained in this Agreement.

ARTICLE IV.
CHARGES AND PAYMENT

4.1.

CHARGES.  Client shall pay Standard the purchase prices and service fees (collectively, the "Charges") for the Goods and Services in the amounts as set forth in the applicable Schedules, Statements of Work and Purchase Orders.

4.2.

TAXES.  Client shall pay Standard any and all sales, excise, use and ad valorem taxes or other taxes imposed by any federal, state or local government which arise from the sale, use or storage of the Goods or the rendering of the Services and for which Standard is responsible to collect (the "Taxes"), unless Client has furnished Standard with an applicable exemption certificate.

4.3.

INVOICES AND PAYMENT.  Standard shall invoice Client for the Goods and Services, and Client shall pay such invoices by no later than the payment dates contained in these invoices, which in no event shall be less than thirty days after receipt of any such invoice, unless there are different payment terms in the Schedules and Statements of Work for the Goods and/or Services that are being invoiced.  If Client does not pay Standard the invoice amount for any Charge within ten (10) days of its due date, Standard may, at its sole option, charge Client interest upon the unpaid balance due Standard at eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less and/or (ii) suspend the performance of its duties under this Agreement and all Schedules and Statements of Work.

4.4.

PRICE ADJUSTMENTS.

(a)

Except as otherwise provided in the applicable Schedules or Statements of Work, Standard may, at its sole option, increase the Charges with respect to the Optional Goods under this Agreement at any time during the Term of this Agreement upon sixty (60) days' prior written notice to Client.

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(b)

Intentionally omitted.

(c)

In the event the prices which Standard pays the paper mills for the raw material are increased, Standard may increase the Goods prices by an amount equal to the documented material increase.

4.5.

AUDITS BY CLIENT.

(a)

Financial Audits.

(i)

At Client’s request, but not more often than once per Contract Year, Standard will allow Client or its designated representatives to audit its accounting books and records to the extent necessary to verify Standard’s Charges to Client for a preceding 12-month period. Standard will cooperate with and comply with all reasonable requests from Client or its designated representatives in connection with such audit.

(ii)

Upon completion of any such audit, the Parties will review the audit report together and work in good faith to agree upon (1) any adjustment of Charges to Client (including any reimbursement of any overpayment by Client or reimbursement to Standard for any underpayment by Client); and (2) any appropriate adjustments to Standard’s billing practices. If any such audit discloses overpayments that in the aggregate equal five percent (5%) or more of the amounts that were actually due, as shown by the audit, then Standard will reimburse Client for the costs of the audit.

(b)

Operational Audits.  Client may monitor Standard’s performance of its duties under this Agreement at any time, and with prior written notice to Standard.

ARTICLE V.
CONFIDENTIALITY

5.1.

CONFIDENTIAL INFORMATION.  "Confidential Information" shall mean any information regarded by a Party as confidential and proprietary and includes lists of customers, business volumes and usage, financial information, pricing information, information related to mergers or acquisitions, software, software documentation, and information concerning business plans or business strategy. Each Party may use Confidential Information of the other Party only in connection with performance of its duties under this Agreement. Neither Party shall copy Confidential Information or disclose Confidential Information of the other Party to persons who do not need Confidential Information in order to perform its duties under this Agreement. Confidential Information will be returned to the Party seeking to protect such information upon request of the other Party. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the Party claiming information to be confidential. Because the breach of either Party’s confidentiality obligations may cause the other Party to suffer irreparable harm in an amount not easily ascertained, any such breach, whether threatened or actual, will give the non-breaching Party the right to obtain equitable relief to enjoin or restrain the disclosure or use of such Confidential Information. The provisions of this Section 5.1 and Section 5.2 will survive the termination of this Agreement.  For the avoidance of doubt, any confidential information transferred to ExpeData pursuant to the Asset Purchase Agreement shall be deemed “Confidential Information”.

5.2.

RESTRICTIONS ON CONFIDENTIAL INFORMATION.

(a)

A Party receiving confidential information (the "Receiving Party") will use at least the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of the disclosing party’s (the "Disclosing Party") Confidential Information as it employs with respect to its own Confidential Information of similar importance.

(b)

The Receiving Party may disclose Confidential Information only to its own officers, directors and employees and to its consultants, subcontractors and advisors who reasonably need to know it. The Receiving Party will be responsible to the Disclosing Party for any violation of this Agreement by its officers, directors, employees, consultants, Affiliates, subcontractors or advisors.

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(c)

The Receiving Party may not print or copy, in whole or in part, any documents or other media containing the Disclosing Party’s Confidential Information, other than copies for its officers, directors, employees, consultants or advisors who are working on the matter, without the prior consent of the Disclosing Party.

(d)

The Receiving Party may not use the Disclosing Party’s Confidential Information for competing with the Disclosing Party or for any purpose not in furtherance of this Agreement.

(e)

As promptly as practicable (and in any event within ten (10) days) after the earlier of the completion of the Receiving Party’s obligations under, or the termination of, this Agreement, the Receiving Party will return or, with the consent of the Disclosing Party, destroy all of the Disclosing Party’s Confidential Information, except for business records required by law to be retained by the Receiving Party.

(f)

If the Receiving Party is requested, as part of an administrative or judicial proceeding, to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party will, to the extent permitted by applicable law, notify the Disclosing Party of such request as promptly as practicable (and in any event within five (5) Business Days after receiving the request) and cooperate with the Disclosing Party, at the Disclosing Party’s expense, in seeking a protective order or similar confidential treatment for such Confidential Information.

ARTICLE VI.
WARRANTIES

6.1.

STANDARD'S WARRANTIES.

(a)

Goods Warranty.  Standard warrants to Client that the Goods will be produced in accordance with the Goods and Services Requirements, be free of defects in materials and workmanship, and shall conform in all material aspects to all applicable laws and regulations at the time the Goods are produced (the "Goods Warranty").  As soon as is commercially reasonable after notice is provided by Client, Standard shall, at its option, either (i) replace, (ii) repair, or (iii) refund the purchase price for any Goods that do not conform to the Goods Warranty.  This shall be Standard's entire liability to Client and Client's exclusive remedy if the Goods do not conform to the Goods Warranty.  The Goods Warranty shall expire one hundred twenty (120) days from the date the Goods are delivered to Client.  Standard makes no warranty to Client regarding the substance, wording or legality of the contents of the Goods.  No representation or other affirmation of fact shall be deemed to be a warranty by Standard as to the Goods for any purpose, nor give rise to any liability or obligation of Standard whatsoever. Standard’s warranty obligations under the Goods Warranty will be fulfilled by Standard without additional fees or charges of any kind to Client.

(b)

Services Warranty.  Standard represents and warrants to Client (i) that all Services will be performed in accordance with the Goods and Services Requirements and in a prompt, professional and workmanlike manner, and (ii) that Standard has the expertise and resources necessary to undertake and complete the Services in accordance with the specifications and timeframes set forth in this Agreement and applicable Schedules (the "Services Warranty").  As soon as commercially reasonable after notice is provided by Client, Standard shall, at its option, either (i) re-perform any Services, or (ii) refund the service fees for any Services that do not conform to the Services Warranty.  This shall be Standard's entire liability to Client and Client's exclusive remedy if the Services do not conform to the Services Warranty.  The Services Warranty shall expire ninety (90) days from the date the Services have been rendered by Standard.  Standard's warranty obligations under the Services Warranty will be fulfilled by Standard without additional fees or charges of any kind to Client.

(c)

Additional Warranties.

(1)

Standard represents and warrants to Client that all Goods supplied hereunder will have been produced in compliance with all applicable federal, state and local laws, orders, rules and regulations.

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(2)

Standard represents and warrants to Client that (i) it has good title and marketable title to the Goods, (ii) the Goods are free from any liens and encumbrances, and (iii) it has requisite power and authority to transfer title to the Goods to Client.

(3)

Standard represents and warrants to Client that, in performing its obligations under this Agreement, (i) it will not employ or subcontract with any person who is a "Specially Designated National" ("SDN") as defined from time to time in regulations issued by the Office of Foreign Asset Control of the United States Department of the Treasury; and (ii) Standard is not an SDN.

6.2.

AUTHORITY WARRANTIES.  Each Party warrants to the other Party that:

(a)

it has been duly incorporated, validly existing and in good standing under the laws of its state of incorporation as a corporation, partnership or limited liability company (as set forth in the Preamble of this Agreement),

(b)

it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement,

(c)

the execution, delivery and performance of this Agreement has been duly authorized by such Party, and

(d)

no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement.

6.3.

DISCLAIMERS OF WARRANTIES.

THE WARRANTIES CONTAINED IN THIS ARTICLE OF THIS AGREEMENT ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR THE GOODS OR SERVICES.

ARTICLE VII.
INTELLECTUAL PROPERTY

7.1.

INTELLECTUAL PROPERTY WARRANTIES.  Standard hereby represents and warrants to Client that it owns all rights in (or has obtained all rights necessary to license or otherwise furnish to Client) the Goods and Services (including software, microcode, and other intellectual property of any sort) provided to Client under this Agreement, the Schedules and Statements of Work ("Standard's Intellectual Property Warranty").  Client hereby represents and warrants to Standard that it owns all rights in (or has obtained all rights necessary to license or otherwise furnish to Standard) all property furnished by Client to Standard and which Standard uses in connection with producing the Goods or performing the Services including, but not limited to, any artwork or files furnished by Client to Standard ("Client's Intellectual Property Warranty").  Notwithstanding the foregoing, ExpeData makes no warranty regarding any intellectual property transferred to ExpeData by Standard (which shall not include any improvements, modifications and developments made to such intellectual property after the date of transfer) pursuant to the terms of the Asset Purchase Agreement.

7.2.

ADDITIONAL INTELLECTUAL PROPERTY COVENANTS.  Each Party shall retain all right, title and interest in and to all of its intellectual property and other proprietary information including, but not limited to, trademarks, copyrights, writings, icons, layouts, original artwork and original practice, including any modifications, enhancements and/or other derivative works of said Party's intellectual property or other proprietary information that may arise as a result of the production of the Goods and the performance of the Services by Standard under this Agreement.  All intellectual property and other proprietary information now or hereafter owned by Client and which Client has furnished Standard in connection with the production of the Goods or the performance of the Services under this Agreement (the "Client Intellectual Property") shall remain Client's exclusive property and may only be used by Standard in the performance of its duties under this Agreement.

7.3.

STANDARD'S PREPARATORY MATERIALS.  Except as may otherwise be provided for in the Schedules, Client shall not acquire any ownership interest in or license to use, after the termination of this

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Agreement, any items or materials that have been developed or created by Standard in producing the Goods or performing the Services including, but not limited to, any molds, plates, dies, negatives, electronic files, software templates or software programs ("Standard's Preparatory Materials").  If Standard's Preparatory Materials contain any Client Intellectual Property, Standard shall not use Standard's Preparatory Materials except as expressly necessary to produce the Goods and perform the Services for Client.  Upon the expiration or termination of this Agreement, Standard shall destroy any of Standard's Preparatory Materials that contain any Client Intellectual Property and certify in writing the date or dates that Standard's Preparatory Materials have been destroyed.

ARTICLE VIII.
INDEMNIFICATION

8.1.

INDEMNIFICATION BY STANDARD.  Standard will, at its expense, indemnify, defend and hold harmless Client and its Affiliates, and their officers, directors, employees, agents, successors and assigns (each a "Client Indemnitee"), from all Losses claimed by any Third Person in any claim, demand, suit or proceeding in connection with any of the following:

(a)

The breach by Standard of any representation, warranty or other obligations to Client under this Agreement;

(b)

The death or bodily or personal injury of, or other legally enforceable damage incurred by, any agent, employee, customer, business invitee, or business visitor or other person caused by the breach of contract, breach of warranty, negligence or willful misconduct of Standard; or

(c)

The damage, loss or destruction of any real or personal property caused by the breach of contract, breach of warranty, negligence or willful misconduct of Standard or Standard Personnel.

8.2.

INDEMNIFICATION BY CLIENT.  Client will, at its expense, indemnify, defend and hold harmless Standard and its Affiliates, and their officers, directors, employees, agents, successors and assigns (each, a "Standard Indemnitee"), from all Losses claimed by any Third Person in any claim, demand, suit or proceeding in connection with any of the following:

(a)

The breach by Client of any representation, warranty or other obligations to Standard under this Agreement;

(b)

The death or bodily or personal injury of, or other legally enforceable damage incurred by, any agent, employee, customer, business invitee, or business visitor or other person caused by the breach of contract, breach of warranty, negligence or willful misconduct of Client; or

(c)

The damage, loss or destruction of any real or personal property caused by the breach of contract, breach of warranty, negligence or willful misconduct of Client.

8.3.

INDEMNIFICATION PROCEDURES.  The following procedures will apply to all claims for indemnification under this Agreement:

(a)

Promptly after receipt by a Party (the "Indemnified Party") of written notice of the commencement or threatened commencement of any civil, criminal, administrative or investigative action or proceeding involving a claim for which a Client or Standard Indemnitee may be entitled to indemnification, written notice of such claim will be conveyed to the other Party (the "Indemnifying Party").  However, no failure so to notify the Indemnifying Party will relieve that Party of its obligations under this Agreement.

(b)

Each Indemnitee will have the right to select its own legal counsel and experts and to control its own defense in any negotiations or litigation pertaining to a claim covered by this Article (notwithstanding that the Indemnifying Party is bearing the cost of the defense for the Indemnitees). However, to the maximum extent possible permitted by the circumstances and ethical considerations, counsel for the Indemnifying Party and counsel for the Indemnitees will work together to avoid duplication of effort or expense, in attorney fees or otherwise. In addition, the Indemnifying Party and the Indemnitees will make good faith efforts to coordinate their activities so as to take consistent positions in the course of negotiations or litigation.

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(c)

The Indemnifying Party will obtain the prior approval, which approval will not be unreasonably delayed or withheld, from the Indemnified Party in respect of any proposed settlement of any claims before entering into any settlement of such claims or ceasing to defend such claims.

(d)

If the Indemnifying Party does not participate in the defense of a claim covered by this Section, the Indemnitees will have the right to defend the claim in such manner as they may deem appropriate, at the Indemnifying Party’s cost and expense. The Indemnifying Party will promptly reimburse the Indemnitees for all such costs and expenses, demand for which may be made periodically.

(e)

Notwithstanding anything to the contrary in this Agreement, no limitations on damages or remedies set forth in this Agreement will apply to an Indemnifying Party’s obligations to indemnify, defend and hold the Indemnities harmless against Losses claimed under this Article.

ARTICLE IX.
INSURANCE

9.1.

INSURANCE.  At all times while this Agreement is in effect, Standard will maintain in force, at its expense, insurance of the type and in the amounts set forth below:

(a)

Property/casualty/fire insurance to cover inventory (including all Goods in transit or in storage at a Standard Facility): replacement basis;

(b)

Statutory workers’ compensation insurance in accordance with the legal requirements of each country, state, territory, and locality exercising jurisdiction over Personnel performing Services in such country, state, territory, or locality;

(c)

Employer’s liability insurance with a minimum limit in an amount not less than $500,000 per accident, covering bodily injury by accident, and $500,000 per policy covering bodily injury by disease, including death;

(d)

Commercial general liability insurance (written on an occurrence basis and including contractual and product liability insurance) in an amount not less than $1,000,000 per occurrence and a general aggregate limit of $2,000,000;

(e)

Comprehensive automobile liability insurance with a combined single limit in an amount not less than $1,000,000 per accident for bodily injury and property damage liability;

(f)

Errors and omissions liability insurance with a per claim limit in an amount not less than $1,000,000 and $1,000.000 in the annual aggregate;

(g)

Employee fidelity bond with Third Person liability endorsement in an amount not less than $500,000; and

(h)

Umbrella/excess liability in an amount not less than $10,000,000 per occurrence.

All policies described above will be written by insurance companies rated at least A by A.M. Best’s rating service or equivalent. The commercial general liability insurance and umbrella excess liability insurance will name Client as an "additional insured" by policy endorsement and will provide primary and non-contributory coverage to Client for claims arising out of or in connection with this Agreement.  Insurance carriers must provide at least thirty (30) days’ notice to Client before limits or scope of coverage are materially altered or insurance is cancelled.

9.2.

INSURANCE DOCUMENTATION.  On or before the Effective Date, and upon Client’s request thereafter, Standard will furnish to Client certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages referenced in this Article.  Such certificates or other documentation will include a provision under which the applicable insurer will give at least thirty (30) days’ written notice to Client prior to cancellation of the coverage. Standard also will require by contract that each Subcontractor furnish such certificates to Client and that the certificates include a provision under which the applicable insurer will give at least thirty (30) days’ written notice to Client prior to cancellation of the coverage.  In addition, Standard will

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promptly advise Client in writing of any substantial reduction in insurance coverage (either in Standard’s coverage or in any Subcontractor’s coverage) of which Standard becomes aware.

ARTICLE X.
LIABILITY LIMITATION; FORCE MAJEURE

10.1.

DIRECT DAMAGES LIMITATION.  Standard's aggregate liability to Client for any direct damages, including costs of cover, whether based upon contract, tort or any other legal theory resulting from or in any way connected with the performance by Standard of its covenants and agreements under this Agreement, the Schedules or Statements of Work, shall not exceed in the aggregate an amount equal to all Charges paid by Client to Standard under this Agreement.  This direct damages limit of liability shall not apply to (i) Standard's confidentiality obligations under this Agreement, or (ii) Standard's indemnification obligations under Section 8.1 of this Agreement.

10.2.

EXCLUDED DAMAGES.  Neither Party shall be liable to the other Party for any special, indirect, incidental, consequential or punitive damages (the "Excluded Damages"), whether based upon contract, tort or any other legal theory resulting from or in any way connected with the performance by either Party of their respective covenants and agreements under this Agreement, the Schedules and Statements of Work.  Neither Party shall be liable to the other Party for the Excluded Damages, whether foreseeable or not, and even if the applicable Party has been advised of the possibility of the Excluded Damages.  This Excluded Damages limitation shall not apply to (i) the Parties' confidentiality obligations under this Agreement, or (ii) the Parties' indemnification obligations under Section 8.1 and Section 8.2 of this Agreement.

10.3.

FORCE MAJEURE.  Except for payment obligations, if either Party is prevented, hindered or delayed in the performance or observance of any of its obligations under this Agreement by reason of any circumstance beyond its reasonable control including, but not limited to, fire, flood, earthquake, labor disputes, riots, civil disorders, rebellions or revolutions in any country ("Force Majeure"), that Party will be excused from any further performance or observance of the obligations so affected for as long as such circumstances prevail and that Party continues to use all commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay (including compliance with the Parties’ Disaster Recovery Plans). The Party affected by a Force Majeure event will advise the other Party in reasonable detail of the event (including the estimated duration of the event) as promptly as practicable(and in any event within four business hours after occurrence of the event) and keep the other Party reasonably apprised of progress in resolving the event.

ARTICLE XI.
TERM AND TERMINATION

11.1.

TERM.  The initial term of this Agreement (the "Initial Term") will begin on the Effective Date and end on the fourth anniversary hereof (the "Termination Date"), unless extended or earlier terminated in accordance with this Article; provided, however, this Agreement shall remain effective as to any Schedule which has an expiration date later than the Termination Date.

11.2.

RENEWAL TERMS.  Either Party may elect to extend the term of this Agreement as set forth in this Section 11.2.  The Party electing to extend the term of this Agreement shall provide written notice to the other Party at least ninety (90) days prior to the end of the then-expiring term (which may be either the Initial Term or any renewal term). If the other Party agrees, in its sole discretion, to the extension, then the term of this Agreement shall be extended, on the same terms and conditions as set forth in this Agreement, for an additional one-year term (a "Renewal Term").  The term of this Agreement can only be extended up to a maximum of two one-year Renewal Terms.

11.3.

TERMINATION FOR CONVENIENCE.  This Agreement or any Schedule may be terminated at any time after the second year of the Initial Term without cause by Standard upon one hundred eighty (180) days' prior written notice to Client. This Agreement or any Schedule may be terminated at any time during any Renewal Term without cause by either Party upon one hundred eighty (180) days' prior written notice to the other Party.

11.4.

TERMINATION FOR CAUSE.  Either Party (the "Non-Defaulting Party") may terminate this Agreement or any Schedule or Schedules if the other Party (the "Defaulting Party") breaches any of its material duties or material obligations under this Agreement or any Schedule, Statement of Work or Purchase Order by delivering to the Defaulting Party a written default notice (the "Default Notice").  The Default Notice shall specify (i)

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the default or defaults in reasonable detail, (ii) the action necessary to cure the default, and (iii) the cure period within which the Defaulting Party must cure the default or defaults, which cure period shall not be less than ten (10) days for a payment default, and thirty (30) days for a non-payment default (the "Cure Period").  If the Defaulting Party cures the default or defaults within the applicable Cure Period to the reasonable satisfaction of the Non-Defaulting Party, the Non-Defaulting Party will rescind the Default Notice.  If a non-payment default is such that it cannot be cured within the thirty (30) day Cure Period, but can be cured within a period not to exceed sixty (60) days from the date of the Default Notice, the Non-Defaulting Party shall extend the Cure Period for a period not to exceed sixty (60) days from the date of the Default Notice (the "Extended Cure Period") upon the condition that the Defaulting Party diligently pursue the curative action during the Extended Cure Period. If the Defaulting Party does not cure the default or defaults during the applicable Cure Period or Extended Cure Period, this Agreement or any Schedule as specified by the Non-Defaulting Party, will terminate as of the close of business on the last day of the applicable Cure Period or Extended Cure Period.  In the event Standard is the Defaulting Party, notwithstanding anything herein to the contrary, during the Cure Period, ExpeData shall be permitted to obtain its requirements for the Required Goods from a third party source.

11.5.

TERMINATION FOR INSOLVENCY.  If either Party (the "Insolvent Party") (i) files for bankruptcy; (ii) becomes or is declared insolvent or is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it; (iii) makes an assignment for the benefit of all or substantially all of its creditors; (iv) is unable to pay its debts generally as they come due; or (v) enters into an agreement for the composition, extension or readjustment of substantially all of its obligations, the other Party may terminate this Agreement and the Schedule upon ten (10) days' prior written notice to the Insolvent Party.

11.6.

CLIENT REQUIREMENTS UPON TERMINATION.  At the expiration or termination of this Agreement and applicable Schedule, Client shall be obligated to purchase from Standard: (i) any raw materials acquired by Standard for use in the production of the Goods that are not usable for other customers of Standard’ provided the quantities of such materials were reasonable, (ii) any Goods and Services for which Client has issued an Order prior to the termination date of this Agreement, and (iii) perform such other post-termination obligations as set forth in the Schedules.  Client shall notify Standard of the address to which such Goods shall be shipped.  Client’s failure to advise Standard regarding shipment of Goods which have been previously stored by Standard at Client's request (the "Stored Goods"), within sixty (60) days after the effective date of any termination of this Agreement may, at Standard’s option, be deemed by Client’s authorization to destroy or otherwise dispose of the Goods, in which event Client shall remain liable to Standard for the applicable purchase price for such Stored Goods, and the commercially reasonable costs of the destruction or disposal of such Stored Goods.

11.7.

TRANSITION ASSISTANCE.

(a)

Upon expiration or termination of this Agreement for any reason, except for a termination of this Agreement and the Schedules by Standard pursuant to Sections 11.4 or 11.5 of this Agreement, Standard shall, at Client’s request, provide Transition Assistance Services on the terms set forth in this Agreement and the Schedules for a period of ninety (90) days after the Termination Date (the "Transition Assistance Period").

(b)

During the Transition Assistance Period, Standard shall cooperate with Client and its designees and provide the assistance reasonably requested by Client or its designees to allow Client’s business operations to continue without material interruption or adverse effect and to facilitate the orderly transfer of responsibility for the Goods and Services then being provided by Standard to Client or its designees, including the following:

(i)

Continuing to provide any or all of the Goods and to perform any or all of the Services then being furnished by Standard at the rates set forth in this Agreement, the Schedules and Statements of Work.

(ii)

Developing and implementing, with the assistance of Client or its designees, a plan for the transition of the Goods to Client or its designees upon such terms and at such rates as shall be mutually agreed upon between the Parties.

(iii)

Providing training for Client Personnel or its designees in the performance of any Services then being performed by Standard upon such terms and at such rates as shall be mutually agreed upon between the Parties.

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11.8.

SURVIVAL OF CERTAIN PROVISIONS.  The provisions of this Agreement, that by their nature should survive any termination of this Agreement, including, but not limited to, Articles IV, V, VI, VII, VIII, IX, X and XII will survive such termination.

ARTICLE XII.
PRICE

12.1.

PRICE.

With regard to Required Goods, Standard agrees to make available digital pattern print pricing for use by Client in obtaining print business.  Charges for Required Goods will be at a discount of 33% off of Standard’s standard list prices. The list price developed for digital print pattern pricing for Required Goods will be adjusted periodically to reflect changes in: market conditions, paper and other cost factors, returns needed to justify investments in technology and equipment, and specification / job requirements.  Subject to Section 4.4(c), Standard shall not increase list prices more than five percent annually.  Standard agrees that Charges given to Client for licensed digital pattern printing for Required Goods will not be higher than the pricing provided to its other customers for comparable products under comparable conditions. In the event that Client has evidence that Standard’s Charges for Required Goods (across multiple orders, considering comparable quality, delivery, security, terms, capacity and investment in technology), is non competitive in the marketplace, both Standard and Client agree to renegotiate pricing and terms in good faith.

ARTICLE XIII.
MISCELLANEOUS

13.1.

PUBLICITY.  Neither Party will use the other Party’s name, trademarks or service marks or refer to the other Party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter to the extent the materials in such media release, announcement or disclosure have not previously been made publicly available without obtaining consent from the other Party for each such use or release. This restriction includes, but is not limited to, any promotional or marketing materials, customer lists or business presentations (but not including any announcement intended solely for internal distribution by a Party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of a Party).

13.2.

NOTICES.  All consents, written notices, requests, demands, and other communications to be given or delivered under this Agreement and the Schedules will be in writing and will be deemed given: (i) when delivered personally; (ii) on the second Business Day when sent by a nationally recognized overnight courier; and (iii) on the third Business Day after being mailed by certified mail, return receipt requested.  All notices to Standard shall be sent to The Standard Register Company at 600 Albany Street, Dayton, Ohio 45408-1442, to the attention of Legal Services.  All notices to Client shall be sent to Client at its address as set forth on the first page of this Agreement.  Either Party may, upon written notice to the other Party, change its notice address under this Agreement and the Schedules.

13.3.

ASSIGNMENT.  This Agreement and all of its provisions will be binding upon and inure to the benefit of each Party and its successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either Party without the prior consent of the other Party. Notwithstanding the foregoing, Standard may subcontract the performance of its duties under this Agreement, provided Standard shall remain liable for the performance of any of its duties which it has subcontracted.

13.4.

RELATIONSHIP OF THE PARTIES.  Standard, in furnishing Goods and Services to Client under this Agreement, is acting only as an independent contractor. Except as otherwise provided in this Agreement, Standard does not undertake by this Agreement or otherwise to perform any obligation of Client, whether regulatory or contractual, or to assume any responsibility for Client’s business or operations, and Standard has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Standard. In no event will Client be deemed to be an employer or co-employer of any Standard Personnel, and this Agreement may not otherwise be construed to create a partnership or joint venture relationship between the Parties.

13.5.

APPROVALS AND SIMILAR ACTIONS.  Where agreement, approval, acceptance, consent or similar action by either Party is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld unless otherwise expressly permitted.

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13.6.

MODIFICATION; WAIVER.  This Agreement may be modified only by a written instrument duly executed by the Parties.  No delay or omission by either Party to exercise any right or power under this Agreement will impair such right or power or be construed to be a waiver of the delay or omission. A waiver by either Party of any of the obligations to be performed by the other Party or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other obligation contained in this Agreement.

13.7.

NO THIRD-PARTY BENEFICIARIES.  Except as otherwise provided in Article VII of this Agreement, this Agreement is for the benefit of the Parties and is not intended to confer any rights or benefits on any Third Person.

13.8.

SEVERABILITY.  Whenever possible, each term of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be deemed restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement will be enforced as if this Agreement were entered into without the invalid provision.

13.9.

GOVERNING LAW.  The laws of the State of Ohio will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

13.10.

LIMITATIONS ON ACTIONS.  Neither Party may bring an action, regardless of form, arising out of this Agreement more than four (4) years after the action has arisen.

13.11.

ENTIRE AGREEMENT.  This Agreement constitutes the final, entire, and exclusive agreement among the Parties with respect to its subject matter.

13.12.

JURY TRIAL WAIVER.  THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, CLIENT AND STANDARD WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

13.13.

SCHEDULES.

(a)

The Schedules which are attached to this Agreement and incorporated by reference into this Agreement as of the Effective Date are as follows:

Schedule A - Printed Goods and Services

Schedule B - Client Services

(b)

The Parties may, during the Term of this Agreement, by mutual agreement, include and incorporate by reference additional Schedules to this Agreement for additional Goods and Services.

(c)

The terms and conditions contained in a Schedule shall control any conflicting term or condition as contained in this Agreement.

13.14.

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the Parties have caused this Print Services Agreement to be signed and delivered by their duly authorized representatives as of the Effective Date.

"STANDARD"

"CLIENT"

THE STANDARD REGISTER COMPANY,

EXPED, LLC,

an Ohio corporation

an Ohio limited liability company

By: ____________________________________

By: ____________________________________

Name: __________________________________

Name: __________________________________

Title: ___________________________________

Title:  ___________________________________

Date: ___________________________________

Date:  __________________________________

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SCHEDULE A

PRINTED GOODS SCHEDULE

This PRINTED GOODS SCHEDULE ("Printed Goods Schedule" or "this Schedule") is issued pursuant to and is hereby incorporated by reference into the PRINT SERVICES AGREEMENT dated as of April __, 2007 (the "Master Agreement"), between THE STANDARD REGISTER COMPANY ("Standard") and EXPED, LLC (the "Client").  This Printed Goods Schedule is subject to all of the terms and conditions contained in the Master Agreement.  Except as otherwise defined in this Printed Goods Schedule, all capitalized terms used in this Printed Goods Schedule shall have their respective meanings as set forth in the Master Agreement.

PRELIMINARY STATEMENT

The Parties desire to enter into this Printed Goods Schedule pursuant to which Standard, through its Document and Label Solutions and its Print On Demand Business Units, will produce and sell to Client the business forms as described in this Schedule.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Master Agreement and this Schedule, the Parties hereby agree as follows:

1.

SCHEDULE TERM.  Standard shall produce and sell the Printed Goods, as hereinafter defined and described, which are ordered by Client during the Term of the Master Agreement (the "Schedule Term").

2.

DEFINITIONS.  In addition to the defined terms as otherwise contained in the Master Agreement and this Schedule, the following terms as contained in this Schedule and the attachments hereto shall have the meanings herein specified unless the context otherwise requires.  Defined terms herein shall include, in the singular number, the plural, and in the plural, the singular.

(a)

"Client Pre-Production Materials" shall mean any Native Files, graphic illustrations or other materials that are owned by or licensed to Client and which Client has furnished to Standard in order to enable Standard to create the Production Tools.

(b)

"Native Files" shall mean any electronic files that are owned by or licensed to Client and that Client has furnished to Standard to enable Standard to create the Production Tools.

(c)

"Printed Goods" shall mean collectively or individually, the business forms which Client orders from Standard pursuant to this Schedule and the Master Agreement including, but not limited to, the business forms that are more fully described in the Schedule A-1 which is attached hereto and incorporated herein by reference.

(d)

"Production Tools" shall mean any electronic files, plates, negatives, film or other media that have been created by Standard and that will enable Standard to produce the Printed Goods.

3.

PRINTED GOODS.

(a)

Printed Goods.  Subject to the terms and conditions contained in the Master Agreement and this Schedule, Client may order and purchase from Standard the Printed Goods as described in the Schedule A-1.  Client shall order the Printed Goods as provided for in the Master Agreement.

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(b)

Printed Goods Production.  Standard may overrun or underrun the quantity of Printed Goods ordered by Client by not more than ten percent (10%) in order to use a full press roll.  The purchase price for the Printed Goods will be adjusted on a prorata basis for any permitted overruns or underruns.

4.

PRINTED GOODS PRICES.  Client shall pay Standard the Purchase prices for the Printed Goods as set forth in the Schedule A-1 which is attached hereto and incorporated herein by reference (the “Printed Goods Prices”).

5.

PREPARATORY MATERIALS.

(a)

Production Tools.  Except as the Parties may otherwise agree, Standard shall retain ownership and possession of all Production Tools that Standard has created to produce the Printed Goods; provided, however, (i) Standard shall have no right to use any Production Tools that contain any Client Intellectual Property (as this term is defined in the Master Agreement) after the termination of this Schedule, and (ii) if requested in writing by Client, Standard shall destroy any Production Tools that contain any Client Intellectual Property, and if requested by Client, certify in writing to Client the date or dates the Production Tools have been destroyed.

(b)

Client Pre-Production Materials.  Standard shall furnish Client, upon Client's written request at the termination of this Schedule, with all Client Pre-Production Material previously provided by Client to Standard; provided, however, Standard shall not be obligated to return any Client Pre-Production Material to the extent it contains any intellectual property including, but not limited to, trademarks, copyrights and patents that are owned by or licensed to Standard.

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SCHEDULE A-1

PRINTED GOODS AND PRICES

PRINTED GOODS.

The following are the types of Printed Goods which Standard has agreed to provide Client under this Schedule:

Required Goods (as defined in the Master Agreement)

Optional Printed Products

•

Custom Envelopes

•

Custom Continuous Labels

•

Custom Labels & Tags

•

Custom Continuous Singles & Multiples

•

Custom Continuous or Snap Out Forms with Labels Affixed or Collated

•

Custom Continuous Mailers

•

Custom Snap Out Forms

•

Flat, Cut Sheet Printing

•

Pre-Collated Sets

•

Print On Demand (Black/White & Color)

•

Roll Goods

•

Rx Pads

•

Stationary Goods

•

Paper Supplies

PRINTED GOODS PRICES

Prices for the Goods will be custom quoted based on features, specifications, and volumes.

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SCHEDULE B

CLIENT SERVICES SCHEDULE

This CLIENT SERVICES SCHEDULE (the "Schedule") is issued pursuant to and is hereby incorporated by reference into the PRINT SERVICES AGREEMENT dated as of April __, 2007 (the "Master Agreement"), between THE STANDARD REGISTER COMPANY ("Standard" or “SRC”) and EXPED, LLC (the "Client").  This Schedule is subject to all of the terms and conditions contained in the Master Agreement.  Except as otherwise defined in this Schedule, all capitalized terms used in this Schedule and the Attachments to this Schedule shall have their respective meanings as contained in the Master Agreement.

PRELIMINARY STATEMENT

The Parties desire to enter into this Schedule pursuant to which Standard will provide to Client and its Affiliates the Client Services, as ordered by Client, that will assist Client to effectively design, order and manage the Goods which Client desires to have Standard produce and provide Client pursuant to the Master Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Master Agreement and this Schedule, the Parties hereby agree as follows:

1.

CLIENT SERVICES SCHEDULE TERM.  Standard shall provide Client with the Client Services which are ordered by Client during the Term of the Master Agreement.  Standard shall perform the Client Services in accordance with and subject to the terms and conditions as contained in the Master Agreement, this Schedule and the Attachments to this Schedule.  This Schedule shall become effective as of the Effective Date of the Master Agreement.

2.

DEFINITIONS.  In addition to the defined terms as otherwise contained in the Master Agreement and the Attachments to this Schedule, the following terms as contained in this Schedule shall have the meanings herein specified unless the context otherwise requires.  Defined terms herein shall include, in the singular number, the plural, and in the plural, the singular.

(a)

"Additional Client Services" shall mean individually or collectively, as appropriate, the Client Services which are described in the Attachments to this Schedule and which Client elects to order from Standard after the Effective Date of this Schedule.

(b)

“Client Services” shall mean individually or collectively, as appropriate, the services as described in the Attachments to this Schedule which Client has ordered as of the Effective Date of this Schedule and which will be performed by Standard to assist Client in effectively managing its documents.

(c)

"Client Services Fees" shall mean individually or collectively, as appropriate, the fees for the Client Services as contained in the Attachments to this Schedule.

3.

CLIENT SERVICES.  Client hereby orders the following Client Services from Standard by checking the box for each Client Service that Client desires to order:

[   ]

The Design Services as described in the Schedule B-1 Attachment.

[   ]

The Client Care Basic Services Package or the Client Care Premium Services Package as described and as selected by Client in the Schedule B-2 Attachment.

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4.

CLIENT SERVICES WARRANTY.  In accordance with Section 6.1 of the Master Agreement, Standard hereby represents and warrants to Client that (i) Standard shall perform, in a prompt, professional and workmanlike manner, all Client Services ordered by Client, and (ii) Standard has the expertise and resources necessary to undertake and complete the Client Services (the "Client Services Warranty").  As soon as commercially reasonable after notice is provided by Client, Standard shall, at its option, either (i) re-perform any Client Services, or (ii) refund the Client Services Fees for any Client Services that do not conform to the Client Services Warranty. The Client Services Warranty shall expire ninety (90) days from the date the Client Services have been performed by Standard. Standard's warranty obligations under the Client Services Warranty shall be fulfilled by Standard without additional fees or charges of any kind to Client. This shall be Client's sole and exclusive remedy if the Client Services do not conform to the Client Services Warranty.

5.

CLIENT SERVICES FEES. Client shall pay the Client Services Fees as set forth in the Attachments to this Schedule for the Client Services ordered by Client and performed by Standard. Standard shall invoice Client for the Client Services Fees at the times as provided for in the Attachments to this Schedule for the Client Services ordered by Client and performed by Standard. Client shall pay Standard its invoices for the Client Services Fees for the Client Services in accordance with the provisions contained in Article IV of the Master Agreement.

6.

CLIENT SERVICES FEES ADJUSTMENT.  Standard may adjust the Client Services Fees upon sixty (60) days’ prior written notice to Client.

7.

ADDITIONAL CLIENT SERVICES.  If Client desires Additional Client Services after the Effective Date of this Schedule, the Parties shall sign an amendment which shall indicate the Additional Client Services that the Client desires to order from Standard.

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SCHEDULE B-1

DESIGN SERVICES & FEES FOR NON-DIGITAL PAPER PRODUCTS

	DESIGN SERVICES	DESIGN FEES
1.

Each New Printed Goods Design and Design Revision, Including Custom Engineering Drawings (Pricing covers single page documents and multi-ply when all plies are identical and when size is less than 11x17)

(a) $100 per Design File for a major Design (b) $50 per Design File for a minor Design (20 lines or less), including both sides of Printed Good, if applicable
2.	Each Flow Sheet Design and Design Revision up to 11x17 Each Flow Sheet Design and Design Revision larger than 11x17 and less than 25.5x11 Each Flow Sheet Design and Design Revision larger than 25.5x11	(a) $200 per Design File for a major Flow Sheet Design (greater than 20 lines) (b) $50 per Design File for a minor Flow Sheet Design (20 lines or less) $229.50 per Design File $306 per Design File
3.	Logo Change Only, Including New Logo and Revision Date Change	$35
4.	Print On Demand Booklets, Multi-Page Publishing, Desk Top Publishing, Creative Color Design and Commercial Print Design Requests	$50 per 30-minute increment
5.	Rush Design Services for New Designs (less than 3 Business Days)	(a) $50 for a 25- to 48-hour delivery (b) $100 for a 24 hour or less delivery
6.	Proofs	(a) 1 hard copy proof provided at no charge (b) $25 per each additional hard copy proof
7.	Native File or Client-provided PDF Pre-Production Check, Correction, Cleanup and Conversion to E-Storage	(a) First 30 minutes at no charge (b) $50 for each 30-minute increment after first 30 minutes
8.	Fillable Documents (including MS Word and PDF) in Addition to Basic Design Services Fees

(a)  $100 per Design File for a design containing greater than 20 and less than 50 fillable fields of text

(b)  $50 per Design File for design containing 30 fillable fields or less

(c)   Design Files exceeding 50 fillable fields will be charged $50 per each 30-minute increment

9.	Scanning, Including PDF Conversion and E-Storage Transfer	(a) $12 per document flat fee plus (b) $0.25 per image within a multi-page document (c) $50 for each 30-minute increment after first 30 minutes for any required cleanup
10.	European Market Measurement Conversion	(a) $100 for a major Design (greater than 20 lines of text) (b) $50 for a minor Design (20 lines or less of text)

ADDITIONAL TERMS AND CONDITIONS

1.

Standard shall retain custody of the Design Files during the term of this Schedule. At the termination of this Schedule, Standard shall furnish Client with all Design Files in its possession upon the following conditions:

(a)

Client shall have paid Standard the Design Fees required by this Schedule and Attachment for the Design Services.

(b)

The Design Files shall be shall be provided in a PDF format or in such other format as may be mutually agreed upon between the Parties.

(c)

The Design Files shall be transferred on an "AS IS" basis without any expressed or implied warranty of any kind.

(d)

The transfer by Standard of the Design Files shall enable Client to use the Design Files in their existing format, but shall not constitute a transfer or assignment by Standard of any intellectual property rights of Standard embodied in the Design Files.

(e)

Standard reserves the right to remove any trademarks or other intellectual property, if applicable, which is owned or licensed to Standard and which is embodied in the Design Files prior to their transfer to Client.

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SCHEDULE B-2

CLIENT CARE SERVICES

SERVICE	BASIC SERVICES PACKAGE	PREMIUM SERVICES PACKAGE
Hours of Operation	8 a.m. to 5 p.m.	Hours before or after the normal 8 a.m. to 5 p.m. hours of operation
Order Entry	Performed by Client Care	Performed by Client Care
Phone Support	Client Care’s call center will answer basic questions and inquiries	In addition to answering basic questions and inquiries provided through Basic Service, Standard shall provide additional Call Center support.
Support Staff	Sales office or Client Care support center	Client-dedicated onsite and/or offsite support
Service Level Agreements	Price quotes: Within 48 hours	(a) Price quote turn time negotiated per Client needs (b) Order Placement: Within 48 hours of receipt
PACKAGE FEES:	[ ] BASIC PACKAGE:	[ ] PREMIUM PACKAGE FEE:

CHECK ([   ]) PACKAGE REQUESTED

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